EXHIBIT 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements No. 333-205944, No. 333-217121, No. 333-224330, No. 333-230994, No. 333-237873, No. 333-255176 and No. 333-263966 on Form S-8 of our reports dated April 29, 2022, relating to the financial statements of Baozun Inc. and the effectiveness of Baozun Inc.'s internal control over financial reporting, appearing in this Annual Report on Form 20-F for the year ended December 31, 2021.

/s/ Deloitte Touche Tohmatsu Certified Public Accountants LLP
Shanghai, China
April 29, 2022